Exhibit 5.7

LETTER OF CONSENT

To: United States Securities & Exchange Commission

RE:  Registration Statement of Canadian Natural Resources Limited dated July 27, 2017

We are a firm of independent petroleum consultants of Calgary, Alberta having prepared a report with respect to the reserves data of Canadian Natural Resources Limited, with an effective date of December 31, 2016.

We refer to the Registration Statement on Form F-10 dated July 27, 2017 relating to the offering of Common Shares of Canadian Natural Resources Limited, filed with the Securities and Exchange Commission (the “Registration Statement”). We hereby consent to the reference to our firm under the heading “Experts” and to the use of our Report which is incorporated by reference in the Registration Statement.

We also hereby consent to the use of and reference to our name and report with respect to the reserves data attributable to the Acquired AOSP Assets (as defined in the base shelf prospectus that forms a part of the Registration Statement) incorporated by reference in the Registration Statement.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Tim R. Freeborn

Tim R. Freeborn, P.Eng
Vice President

Calgary, Alberta, Canada

July 27, 2017